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                            UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C.  20549

                               Form 8-K

                            CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)  February 23, 2006
                                                 -------------------

                               DeVRY INC.
         --------------------------------------------------------
         (Exact name of registrant as specified in its charter)


        DELAWARE                1-13988               36-3150143
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(State or other jurisdiction   (Commission         (IRS Employer
 of incorporation)              File Number)     Identification No.)


 ONE TOWER LANE, OAKBROOK TERRACE, IL                     60181
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 (Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code (630)571-7700
                                                   -----------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ] Written communications pursuant to Rule 425 under Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Total number of pages: 6

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                                DEVRY INC.
                              FORM 8-K INDEX


                                                                   Page No.
                                                                   --------

Item 5.02 - Departure of Director or Principal Officers;
            Election of Directors; Appointment of Principal Officers  3-4

Item 9.01 - Financial Statements and Exhibits                           4

Signatures                                                              4

Exhibit 99.1                                                          5-6



















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Item 5.02 - Departure of Director or Principal Officers; Election of
            Directors; Appointment of Principal Officers


On February 24, 2006, DeVry Inc. announced that Ronald L. Taylor, DeVry's chief executive officer, would become senior advisor to the company, and Daniel M. Hamburger, the company's president and chief operating officer, would succeed him as chief executive officer, effective following the annual meeting of shareholders on November 15, 2006. A copy of the press release announcing that Mr. Taylor would become a senior advisor to the Company and that Mr. Hamburger would succeed Mr. Taylor as chief executive officer of the Company is attached hereto as Exhibit 99.1.


At the board meeting held on February 23, 2006, Mr. Taylor, DeVry's co-founder and chief executive officer, provided notice to the board of directors of his intent to transition to the role of senior advisor, in accordance with provisions of the 2002 Employment Agreement between Mr. Taylor and the company dated as of July 1, 2002. Mr. Taylor will assist in the transition of responsibilities and will continue to serve on DeVry's board of directors.

Mr. Hamburger, 42, joined DeVry in November 2002 as an executive vice president with responsibility for the Company's online programs and Becker Professional Review division. In July 2004, Mr. Hamburger was appointed president and chief operating officer of the Company.

Prior to joining the Company, Mr. Hamburger was chairman and chief executive officer of Indeliq, a developer of simulation-based training software, which merged with Accenture Learning in 2002. From 1998 to 2000, he was president of W.W. Grainger's Internet Commerce Division.

Mr. Hamburger was not selected pursuant to any arrangement or understanding between him and any other person. There has been no transaction, or proposed transaction, since July 1, 2005 to which the Company was or is to be a party, and in which Mr. Hamburger or any member of his immediate family had or is to have a direct or indirect material interest. There are no family relationships between Mr. Hamburger and any of the Company's other directors, executive officers or persons nominated or chosen by the Company to become directors or executive officers.

The Company has an employment agreement with Mr. Hamburger, dated as of November 11, 2002. The agreement provides for an initial base salary, annual salary increases and annual bonuses for an initial term of employment ending November 10, 2005, which continues thereafter until either Mr. Hamburger or the Company provides the other with at least
180 days' notice. Mr. Hamburger's employment terminates 180 days after the delivery of such notice, unless earlier terminated. The employment agreement provides that it may be terminated by the Company upon (1) the death of Mr. Hamburger, (2) his physical or mental disability that prevents him from performing his duties for a continuous period of 180 days, or
(3) for cause (as defined in the employment agreement). Mr. Hamburger may terminate the agreement if (1) he is not accorded the authority, duties, obligations and prerogatives set forth in the agreement, (2) such authority, duties, obligations or prerogatives are materially or substantially reduced, (3) he is not paid or reimbursed amounts due him under the agreement, or (4) the Company otherwise fails to observe its obligations under the agreement. In the event the Company terminates the agreement or fails to continue or renew the agreement, or Mr. Hamburger

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terminates the agreement for any reason stated in the preceding sentence, he is entitled to severance payments equal to 12 times his monthly base salary. In the event of his termination following a change in control, as defined in the agreement, any unvested stock options will immediately vest and the severance payment will be 24 times the monthly base salary, plus prorated bonus.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
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   99.1         Press Release, dated February 24, 2006, issued by DeVry Inc.


Signatures
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Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                             DEVRY INC.
                                             ------------
                                             (REGISTRANT)



Date: February 24, 2006                      /s/Ronald L. Taylor
                                             -----------------------
                                             Ronald L. Taylor
                                             Chief Executive Officer



Date: February 24, 2006                      /s/Norman M. Levine
                                             -------------------------
                                             Norman M. Levine
                                             Senior Vice President and
                                             Chief Financial Officer